UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 27, 2005
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 27, 2005, The Timberland Company (referred to as “Timberland”, “Company”, “we”, “our”, or “us”) issued a press release setting forth the Company’s third-quarter 2005 results. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The attached press release includes a discussion of constant dollar revenue growth and diluted earnings per share excluding restructuring costs, which are non-GAAP measures, and a reconciliation of each to a GAAP measure. We provide constant dollar revenue growth for total Company and international results because we use the measure to understand revenue growth excluding any impact from foreign exchange rate changes. We provide diluted earnings per share excluding restructuring costs because we use the measure to understand earnings excluding non-recurring costs.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
     The Company hereby furnishes as Exhibit 99.1 to this report our press release dated October 27, 2005 setting forth the Company’s third-quarter 2005 results.
Exhibit Index

Exhibit No.	Description

99.1	Press release of The Timberland Company issued on October 27, 2005 setting forth the Company’s third-quarter 2005 results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: October 27, 2005	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer